Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to use in this Registration Statement on Form S-3 of our report dated April 3, 2020, relating to the consolidated financial statements of JanOne Inc. appearing in this Registration Statement.

We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ WSRP, LLC

Salt Lake City, Utah

December 23, 2020